OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub- Servicer (as reflected on Schedule I hereto) (the “Primary and Limited Primary Sub-Servicer"), the undersigned, James Gaffney, Senior Managing Director of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.
A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC d/b/a Newmark	Dated: February 21, 2025
/s/ James Gaffney James Gaffney, Senior Managing Director Head of Servicing, Asset Management and Special Servicing

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

2014
COMM 2014-CCRE20 Mortgage Trust
2015
GSMS Mortgage Securities Trust 2015-GC28	COMM 2015-CCRE24 Mortgage Trust
COMM 2015-CCRE26 Mortgage Trust	COMM 2015-LC23 Mortgage Trust
GS Mortgage Securities Trust 2015-GC34
2016
CFCRE 2016-C3 Mortgage Trust	CFCRE 2016-C4 Mortgage Trust
CFCRE 2016-C6 Mortgage Trust	CGCMT 2016-C1 Mortgage Trust
2017
UBS Commercial Mortgage Trust 2017-C4	UBS Commercial Mortgage Trust 2017-C6
CFCRE 2017-C8 Mortgage Trust
2018
UBS Commercial Mortgage Trust 2018-C10	CFCRE 2018-C6 Mortgage Trust
BBCMS Mortgage Trust 2018-C2	CFCRE 2018-C2 Mortgage Trust

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE3	COMM 2012-CCRE4
COMM 2013-CCRE6	COMM 2013-CCRE10
COMM 2013-CCRE12	COMM 2013-CCRE13
DBCCRE 2014-ARCP	GSMS 2014-GC18
COMM 2014-LC17	COMM 2014-CCRE20
GSMS 2014-GC22	COMM 2014-UBS5
GSMS 2014-GC26	CGMCT 2014-GC19
CGMCT 2014-GC21
GSMS 2015-GC28	COMM 2015 LC19
COMM 2015-CCRE22	COMM 2015-CCRE24
COMM 2015-CCRE25	COMM 2015-CCRE26
GSMS 2015-GC34	BBCCRE TRUST 2015-GTP
COMM 2015-LC23
CGCMT 2016-C1	CFCRE 2016-C3
CFCRE 2016-C4	SGCMS 2016-C5
CFCRE 2016-C6	COMM 2016-CCRE28
UBS 2017-C6	UBS 2017-C7
CFCRE 2017 C8
UBS 2018-C10	BBCMS 2018-C2
UBS 2019 C18	CFCRE 2019 L3